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                                                                  Exhibit (i)(7)

                       [DECHERT PRICE & RHOADS LETTERHEAD]



                                 April 17, 2000

VIA FEDERAL EXPRESS

EQ Advisors Trust
1290 Avenue of the Americas
New York, New York  10104

Dear Ladies and Gentlemen:

         This opinion is given in connection with the filing by EQ Advisors Trust, a Delaware business trust ("Trust"), of Post-Effective Amendment No. 16 to the Registration Statement on Form N-1A ("Registration Statement") under the Securities Act of 1933 ("1933 Act") and Amendment No. 18 under the Investment Company Act of 1940 ("1940 Act") relating to an indefinite amount of authorized shares of beneficial interest, at a par value of $.01 per share, of a new separate series of the Trust: EQ/Alliance Technology Portfolio ("Portfolio"). The authorized shares of beneficial interest of the Portfolio are hereinafter referred to as the "Shares."

         We have examined the following Trust documents: Certificate of Trust; Certificate of Amendment; Amended and Restated Agreement and Declaration of Trust; By-Laws; Registration Statement filed on December 3, 1996; Pre-Effective Amendment No. 1 to the Registration Statement filed January 23, 1997; Pre-Effective Amendment No. 2 to the Registration Statement filed April 7, 1997; Post-Effective Amendment No. 1 to the Registration Statement ("PEA") on filed August 28, 1997, PEA No. 2 filed October 15, 1997; PEA No. 3 filed October 31, 1997; PEA No. 4 filed December 29, 1997, PEA No. 5 filed March 5, 1998; PEA No. 6 filed April 22, 1998; PEA No. 7 filed October 15, 1998; PEA No. 8 filed February 16, 1999, PEA No. 9 filed February 16, 1999; PEA No. 10 filed April 29, 1999; PEA No. 11 filed May 27, 1999; PEA No. 12 filed June 10, 1999; PEA No. 13 filed August 30, 1999; PEA No. 14 filed February 1, 2000; and PEA No. 15 filed February 16, 2000; pertinent provisions of the laws of the State of Delaware; and such other corporate records, certificates, documents and statutes that we have deemed relevant in order to render the opinion expressed herein.


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EQ Advisors Trust
April 17, 2000
Page 2


         Based on such examination, we are of the opinion that:

                  1. EQ Advisors Trust is a Delaware business trust duly organized, validly existing, and in good standing under the laws of the State of Delaware; and

                  2. The Shares to be offered for sale by EQ Advisors Trust, when issued in the manner contemplated by the Registration Statement, will be legally issued, fully-paid and non-assessable.

         This letter expresses our opinion as to the Delaware Business Trust Act governing matters such as the due organization of EQ Advisors Trust and the authorization and issuance of the Shares, but does not extend to the securities or "Blue Sky" laws of the State of Delaware or to federal securities or other laws.

         We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to Dechert Price & Rhoads under the caption "Counsel" in the Statement of Additional Information, which is incorporated by reference into the Prospectus comprising a part of the Registration Statement.



                                     Very truly yours,



                                     DECHERT PRICE & RHOADS